Navigation Links

Exhibit 10.2

INDEMNIFICATION AGREEMENT

Dated as of December 15, 2004 between
DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. ("Downey Savings"), and
____________________________ ("Indemnitee")

          WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons as directors is essential to the best interests of Downey Savings and that Downey Savings should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of Downey Savings;

          WHEREAS, 12 C.F.R. § 545.121 provides that a federal savings association shall indemnify its directors in accordance with the requirements set forth therein; and

          WHEREAS, Downey Savings desires to have Indemnitee serve or continue to serve as a director of Downey Savings free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith and the performance of Indemnitee’s duties to Downey Savings, and Indemnitee desires to serve or continue to serve Downey Savings, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter.

          Now, therefore, in consideration of Indemnitee’s service or continued service as a director of Downey Savings, the parties agree as follows:

          1.          Service by Indemnitee.

          Indemnitee will serve and/or continue to serve as a director of Downey Savings faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing. Nothing contained in this Indemnification Agreement shall give rise to any right of continued service.

Page 1	Navigation Links

          2.          Indemnification.

          Downey Savings shall indemnify Indemnitee to the fullest extent permitted by the Federal Deposit Insurance Act (12 U.S.C. § 1811, et seq.) and 12 C.F.R. § 545.121.

          3.          Advances to Pay Expenses.

          If Indemnitee is a party or is threatened to be made a party or witness to an action because Indemnitee is or was a director of Downey Savings, then Downey Savings shall advance funds to pay all reasonable and necessary expenses incurred by Indemnitee at the request of Indemnitee, within thirty days after Downey Savings receives the request. The request must include reasonable proof of the expenses which Indemnitee has incurred and shall be accompanied by an undertaking, in the form of Exhibit A attached hereto, which shall obligate Indemnitee to reimburse the advances made by Downey Savings if it is finally determined that Indemnitee is not entitled to indemnification. Any advances to pay expenses shall not require pre-approval of the Board of Directors, so long as the other requirements in this Section 3 are satisfied.

          4.          Other Provisions.

          (a)          This Agreement shall be interpreted and enforced in accordance with the laws of the United States and applicable regulations.

          (b)          All agreements and obligations of Downey Savings contained herein shall continue during the period Indemnitee is a director of Downey Savings and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director of Downey Savings. This Agreement shall continue to be in full force and effect upon abrogation of any law or regulations requiring this indemnity, provided that Downey Savings and Indemnitee acknowledge that in certain instances, federal laws and regulations, affective orders issued by governmental agencies or applicable public policy may prohibit Downey Savings from indemnifying its directors under this Agreement or otherwise and Downey Savings intends to comply with such laws and regulations.

          (c)          No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall waiver constitute a continue of waiver.

Page 2	Navigation Links

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A

                                                  By ____________________________________

                                                  Its ____________________________________

                                                   ____________________________________

                                                   Indemnitee

Page 3	Navigation Links

EXHIBIT A

UNDERTAKING

          WHEREAS the undersigned has applied to Downey Savings and Loan Association, F.A. ("Downey Savings") for an advance to cover expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or proceeding covered by an indemnification agreement or by-laws; and

          WHEREAS Downey Savings will not and cannot advance expenses in the absence of an unconditional undertaking.

          THE UNDERSIGNED HEREBY unconditionally undertakes to reimburse Downey Savings for all amounts advanced for reasonable costs incurred by the undersigned in defending a covered action or proceeding if it is ultimately determined by arbitration or the Delaware Court of Chancery that the undersigned is not entitled to be indemnified by Downey Savings as authorized by Section 145 of the Delaware General Corporation Law or by the Federal Deposit Insurance Act, 12 U.S.C. § 1811, et seq. The reimbursement will be provided within ten days of written notice that the Chancery Court or arbitration has determined the undersigned is not entitled to indemnity.

          Executed at _________________ this _________ day of _____________ 200_.

                                                            __________________________________

Page 4	Navigation Links